Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jessica Greer

(434) 336-7737

investorrelations@endi-inc.com

Enterprise Diversified, Inc. Announces First Quarter 2019 Financial Results

Richmond, VA—May 10, 2019—Enterprise Diversified, Inc. (OTCQB: SYTE) (“ENDI” or the “Company”) announced its financial results for the first quarter ending March 31, 2019, in connection with filing its quarterly report on Form 10-Q with the Securities and Exchange Commission.

A summary of our quarterly results can be found below. Our full quarterly report on the Form 10-Q filing can be found at enterprisediversified.com.

	Asset Management	Real Estate	Internet	Home Services	Other	Consolidated
Three months ended March 31, 2019
Revenues	$696,980	$182,506	$274,902	$357,077	$212,631	$1,724,096
Cost of revenue	—	163,143	87,613	221,488	—	472,244
Operating expenses	123,464	104,408	63,269	274,434	194,920	760,495
Other income (expense)	7,039	(128,126)	392	(790)	3,897	(117,588)
Comprehensive income (loss)	580,555	(213,171)	124,412	(139,635)	21,608	373,769

Book value per share was $6.40 at the end of the first quarter. Highlights from the Company’s first quarter activities are below.

Willow Oak Asset Management

ENDI’s wholly owned asset management subsidiary, Willow Oak Asset Management, produced $696,980 in revenue for the quarter ending March 31, 2019. The primary driver of the quarter’s gain is the result of a direct investment in Alluvial Fund. Additional revenue attributable to the subsidiary was generated by fee share arrangements with three managed funds on the Willow Oak platform and fees from Willow Oak’s Fund Management Services.

Additionally, in this time period, the Company recognized realized gains of $212,631 as a result of an investment in Huckleberry Real Estate Fund II, LLC. These gains are included in the Other segment of revenue on the consolidated statement of operations.

Real Estate

As of January 1, 2019, operations previously reported under Mt Melrose and Legacy Real Estate are now collectively referred to as “Real Estate” in order to appropriately reflect the similarities in the Company’s real estate operations. Revenue from this segment is earned through rental agreements on real estate held for investment, as well as through the sale of real estate held for resale.

As of the period ended March 31, 2019, the 122 units held for investment had a total value of $9,603,101, net of depreciation. Accumulated depreciation totaled $324,021. An additional 51 units and lots are currently held for resale with a total carrying value of $2,087,974. Debt collateralized by real estate held totals $7,673,646.

2019 Annual Shareholder Meeting

The Company will hold its 2019 shareholder meeting on June 24, 2019, at 1:00 p.m. EST at Alston & Bird LLP’s offices, located at 90 Park Avenue in New York City. Please note that the meeting date has been updated.

About Enterprise Diversified, Inc.

Enterprise Diversified, Inc. is primarily an alternative asset manager with interests in several diverse business activities in the following industries: asset management, real estate, internet access, and home services. Copies of Enterprise Diversified’s press releases and additional information about the company are available at https://www.enterprisediversified.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.